090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140183166-62 Filing Date and Time 03/12/2014 11:50 AM Entity Number E0076352010-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Clone Algo Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3: The number of common stock is increased to 750,000,000 shares with a par value of $0.001 and a preferred stock is increased to 200,000,000 shares with a par value of $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date and time of filing: (optional) Date: 12th March 2014 Time: 9.24 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

MAJORITY WRITTEN CONSENT
IN LIEU OF A SPECIAL MEETING OF
THE SHAREHOLDERS OF
CLONE ALGO INC.

March 14, 2014

The undersigned, holding a majority of the issued and outstanding shares of Corridor Ventures I Acquisition Corp., a Nevada corporation (the "Company"), entitled to vote do hereby consent to, authorize and approve of, the adoption of the following resolutions in lieu of a meeting of the shareholders of the Company:

NAME CHANGE

WHEREAS, the Board has approved that it was in the best interests of the Company to amend the Company's Articles of Incorporation for the purpose of changing the Company's name to Clone Algo Inc. (the "Name Change"); and

WHEREAS, the Board has approved that it was in the best interests of the Company to file a Certificate of Amendment to the Articles of Incorporation ("the Amendment") with the Secretary of State of the State of Nevada effecting the Name Change, in the form attached hereto as Exhibit A.

NOW, THEREFORE, BE IT:

RESOLVED, that the Name Change by the officers of the Company, prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed, approved and adopted as actions of the Company is hereby approved: and be it further

RESOLVED, that the Company be, and it hereby is, authorized to file the Amendment with the State of Nevada Secretary of State's office in the form attached hereto as Exhibit A; and be it further

GENERAL RESOLUTIONS

RESOLVED, that each of the officers of the Company be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof; and be it further

RESOLVED that any executive officer of the Company be, and each of them hereby is, authorized, empowered, and directed, for and on behalf of the Company, to take such further action and execute and deliver any additional agreements, instructions, certificates, filings, or other documents and to take any additional steps as any such executive officer deems necessary or appropriate to effectuate the purpose of the foregoing resolutions; and be it further

RESOLVED, that any action or actions heretofore taken by any executive officer of the Company, for and on behalf of the Company, in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Company.

[Signature Page Follows]

[Shareholder Resolution Approving Name Change]

This Majority Written Consent shall be added to the corporate records of the Company and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

This Majority Written Consent may be executed in counterparts and with facsimile signatures or ".pdf" format data file signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Majority Written Consent.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as holders of a majority of the issued and outstanding shares of Clone Algo Inc.

VARIAN LIMITED

By: ______________________

Name: Yana Slatina

Title: Director

Number of Consenting Shares of Common Stock: 2,000,000

Number of Shares of Common Stock Outstanding: 2,000,000 as of March 11, 2014

Number of Consenting Common Stock: 2,000,000

Percent of Outstanding Shares Consenting: 100%

EXHIBIT A

Certificate of Amendment to the Articles of Incorporation